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Exhibit 5.1

[Letterhead of Heenan Blaikie]

December 17, 2012
Sprott Physical Platinum and Palladium Trust
Suite 2700, South Tower
Royal Bank Plaza
200 Bay Street
Toronto, Ontario
M5J 2J1

Re:	Sprott Physical Platinum and Palladium Trust, Registration Statement on Form F-1, Registration No. 333-179017

Ladies and Gentlemen:

        We have acted as legal counsel to Sprott Physical Platinum and Palladium Trust, a trust organized under the laws of the Province of Ontario (the "Trust"), in connection with the Trust's initial public offering of up to 40,250,000 trust units ("Units"), which includes up to 5,250,000 Units issuable upon exercise of an overallotment option by Morgan Stanley & Co. LLC and RBC Dominion Securities Inc. (collectively, the "Underwriters") as set forth in the underwriting agreement to be entered into by and among the Trust, Sprott Asset Management LP (the "Manager"), the manager of the Trust, the Underwriters and the other underwriters named therein (the "Underwriting Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the United States Securities Act of 1933, as amended (the "Securities Act").

        We are qualified to express opinions with respect to the laws of the Province of Ontario and federal laws of Canada applicable therein. We express no opinion on the laws of any jurisdiction other than the Province of Ontario and the federal laws of Canada applicable therein.

        In connection with this opinion, we have examined (i) the registration statement on Form F-1 filed by the Trust under the Securities Act on January 13, 2012, as amended on March 2, 2012, as further amended on April 20, 2012, as further amended on June 13, 2012, as further amended on September 4, 2012, as further amended on October 29, 2012 and as further amended on November 30, 2012, (such registration statement, being hereinafter referred to as the "Registration Statement"), (ii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement, (iii) the Trust Agreement of the Trust filed as an exhibit to the Registration Statement; (iv) the Management Agreement entered into between the Trust and the Manager; (v) a specimen certificate evidencing the trust units of the Trust, and (vi) resolutions of the Board of Directors of Sprott Asset Management GP Inc., the general partner of the Manager, in its capacity as manager of the Trust, relating to the issuance of the Units and related matters and to the filing of the Registration Statement and related matters, as well as such records and documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

        For the purposes of our opinions hereinafter expressed, we have assumed the genuineness of all signatures of all parties, the legal capacity of individuals signing any documents and the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies or facsimiles thereof and the authenticity of the originals of such certified, photostatic or electronically transmitted copies or facsimiles.

        Based on and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Units have been duly authorized by the Board of Directors of Sprott Asset Management GP Inc., the general partners of the Manager, in its capacity as manager of the Trust and, when issued and paid for in accordance with the terms of the Underwriting Agreement, the Units will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Securities Act, or the rules and regulations promulgated thereunder.

Yours truly,

Heenan Blaikie LLP

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  Exhibit 5.1